Exhibit 99.1

PRESS RELEASE

Contact:	Paul Surdez
(609) 452-4807
www.covance.com

COVANCE REPORTS SECOND QUARTER NET REVENUE OF $592 MILLION,
PRO FORMA EPS OF $0.78 AND RECORD ADJUSTED NET ORDERS OF $776 MILLION

— Raises FY2013 Pro Forma EPS Target to $3.10 to $3.20 —

Princeton, New Jersey, July 30, 2013 — Covance Inc. (NYSE: CVD) today reported results for its second quarter ended June 30, 2013.  Net revenue was $592.3 million, representing 9.1% growth from the second quarter of 2012’s GAAP result of $542.8 million, and 10.0% growth from the second quarter of 2012’s pro forma result of $538.5 million.  On a GAAP basis, the company reported earnings of $0.72 per diluted share in the second quarter.  Excluding charges associated with restructuring and other cost reduction actions totaling $6.0 million and a gain on the sale of an equity investment of $0.7 million, the company reported earnings per diluted share of $0.78, up 19.9% over the pro forma earnings of $0.65 for the second quarter of 2012.

“Accelerated revenue growth in central laboratories was the primary driver of better-than-expected consolidated results in the second quarter, including pro forma revenue growth of 10%, operating margin of 9.7%, and EPS growth of 20% to $0.78,” said Joe Herring, Chairman and Chief Executive Officer. “Strong commercial performance, led by clinical development, delivered record adjusted net orders of $776 million in the quarter. These orders result in an adjusted net book-to-bill of 1.31 to 1.

“Late-Stage Development second quarter revenue grew 17% year-on-year to $378 million and pro forma operating margins were 21.4%, up 30 basis points from a year ago despite increased spending on strategic IT projects.  Better-than-expected kit volumes in central laboratories drove both year-over-year revenue growth of 22% and operating margin expansion.  Clinical development grew revenue 13% year-on-year and delivered record adjusted net orders.

“In Early Development, revenue of $215 million was flat from last year’s pro forma result as strong revenue growth in nutritional chemistry and clinical pharmacology and a return to growth in toxicology were offset by declines in discovery support services and pharmaceutical chemistry services. Pro forma operating margin increased 260 basis points year-on-year, largely as a result of our 2012 restructuring actions, and 160 basis points from the first quarter primarily from sequential growth in toxicology that carried strong incremental earnings.

“As we look ahead to the remainder of the year, we are increasing our pro forma diluted earnings per share target to the range of $3.10 to $3.20 (excluding gains on sale, costs associated with our ongoing restructuring activities, and assuming foreign exchange rates remain at June 30, 2013 levels), versus our previous expectation of $3.00 to $3.20, and we continue to expect revenue growth in the high-single digit range.  We expect sequential increases in earnings per share of approximately two cents in each of the third and fourth quarters.”

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Consolidated Results

($ in millions except EPS)	2Q13	2Q12	Change	YTD13	YTD12	Change
Total Revenues	$644.0	$585.0		$1,278.3	$1,158.9
Less: Reimbursable Out-of-Pockets	$51.7	$42.2		$105.8	$85.3
Net Revenues	$592.3	$542.8	9.1%	$1,172.5	$1,073.6	9.2%
Operating Income (Loss)	$51.5	$(3.9)	n/c	$99.8	$42.2	136.4%
Operating Margin	8.7%	(0.7)%		8.5%	3.9%
Net Income (Loss)	$41.0	$(12.7)	n/c	$89.2	$23.0	287.4%
Earnings (Loss) per Share	$0.72	$(0.23)	n/c	$1.58	$0.40	292.8%
Revenue from facilities closed in 2012**	—	$4.3		—	$4.3
Net Revenue, continuing ops*	$592.3	$538.5	10.0%	$1,172.5	$1,069.3	9.6%
Restructuring Costs	$(6.0)	$(9.7)		$(12.2)	$(9.7)
Loss from facilities closed in 2012**	—	$(3.8)		—	$(3.8)
Impairment of Goodwill & Inventory	—	$(38.7)		—	$(38.7)
Operating Income, excluding items*	$57.5	$48.3	19.1%	$111.9	$94.4	18.6%
Operating Margin, excluding items*	9.7%	9.0%		9.5%	8.8%
Gain on Sale of Investments	$0.7	—		$16.4	—
Impairment of Equity Investment	—	$(7.4)		—	$(7.4)
Net Income, excluding items*	$44.5	$36.3	22.4%	$86.8	$72.0	20.5%
Diluted EPS, excluding items*	$0.78	$0.65	19.9%	$1.53	$1.25	22.4%

* See attached pro forma income statements for reconciliation of 2013 and 2012 GAAP to pro forma amounts.

** Facilities closed in 2012 include Chandler, Honolulu, and Basel.

Operating Segment Results

Early Development

($ in millions)	2Q13	2Q12	Change	YTD13	YTD12	Change
Net Revenues	$214.6	$219.7	(2.3%)	$421.9	$431.4	(2.2%)
Operating Income (Loss)	$21.9	$(33.1)	n/c	$38.4	$(21.8)	n/c
Operating Margin	10.2%	(15.1)%		9.1%	(5.1)%
Revenue from facilities closed in 2012**	—	$4.3		—	$4.3
Net Revenue, continuing ops	$214.6	$215.4	(0.4%)	$421.9	$427.1	(1.2%)
Restructuring Costs	$(2.3)	$(9.2)		$(5.9)	$(9.2)
Loss from facilities closed in 2012**	—	$(3.8)		—	$(3.8)
Impairment of Goodwill & Inventory	—	$(38.7)		—	$(38.7)
Operating Income, excluding items	$24.2	$18.7	29.8%	$44.3	$30.0	47.9%
Operating Margin, excluding items	11.3%	8.7%		10.5%	7.0%

** Facilities closed in 2012 include Chandler, Honolulu, and Basel.

The Early Development segment includes preclinical toxicology, analytical chemistry, clinical pharmacology, discovery support, and research products.  Net revenues in the second quarter of 2013 were $214.6 million, compared to $219.7 million on a GAAP basis and $215.4 million on a pro forma basis in the second quarter of last year. Last year’s pro forma revenue excluded $4.3 million in revenue from the three sites closed by the end of 2012. On a pro forma basis, net revenue declined 0.4%, including a 60 basis point foreign exchange headwind, as growth in nutritional chemistry, clinical pharmacology, and toxicology were offset by declines in discovery

2

support and pharmaceutical chemistry. Sequentially, revenue increased by $7.3 million from the first quarter as growth in toxicology, nutritional chemistry and clinical pharmacology more than offset declines in discovery support services and research products.

GAAP operating income in the second quarter of 2013 was $21.9 million, and included $2.3 million in costs associated with our ongoing restructuring actions versus an operating loss of $33.1 million in the second quarter of 2012, which included losses at facilities closed in 2012 of $3.8 million, restructuring costs of $9.2 million and other charges of $38.7 million.  Pro forma operating income, excluding these costs, was $24.2 million in the second quarter of this year, a 29.8% increase from the $18.7 million reported in the second quarter of 2012.  Pro forma operating margins expanded 260 basis points year-over-year and 160 basis points sequentially.  The year-over-year increase was led primarily by our restructuring actions while the sequential increase was led by growth and increased profitability in toxicology.

Late-Stage Development

($ in millions)	2Q13	2Q12	Change	YTD13	YTD12	Change
Net Revenues	$377.7	$323.1	16.9%	$750.6	$642.3	16.9%
Operating Income	$79.5	$68.0	16.9%	$162.4	$140.5	15.7%
Operating Margin	21.0%	21.1%		21.6%	21.9%
Restructuring Costs	$(1.4)	$(0.2)		$(3.3)	$(0.2)
Operating Income, excluding items	$80.9	$68.2	18.6%	$165.7	$140.7	17.8%
Operating Margin, excluding items	21.4%	21.1%		22.1%	21.9%

The Late-Stage Development segment includes central laboratory, Phase IIb-IV clinical development, and market access services.  Net revenues for the second quarter of 2013 grew 16.9% year-on-year to $377.7 million, a sequential increase of $4.8 million from the first quarter level. In the quarter, foreign exchange negatively impacted revenue growth by 20 basis points. Year-over-year growth was driven by increases of 22% in central laboratories and 13% in clinical development.

Operating income for the second quarter was $79.5 million on a GAAP basis and included $1.4 million in costs associated with our ongoing restructuring actions. On a pro forma basis, operating income was $80.9 million, up 18.6% year-over-year. Pro Forma operating income declined $4.0 million sequentially due to a planned increase in spending on our strategic IT projects as well as mix across the segment’s service offerings. Pro forma operating margins were 21.4% for the second quarter of 2013, versus 21.1% in the second quarter of 2012 and 22.8% last quarter. The year-on-year increase in profitability was driven by operating leverage in central laboratories, which more than offset increased spending on strategic IT projects.

Corporate Information

During the quarter ended June 30, 2013 the company received an additional $0.7 million in contingent consideration in connection with the 2012 sale of its investment in Caprion Proteomics Inc., which has been excluded from pro forma earnings.

The company reported second quarter adjusted net orders of $776 million. Backlog at June 30, 2013 was $6.73 billion compared to $6.61 billion at March 31, 2013 and $6.23 billion at June 30, 2012. Foreign exchange contributed $27 million to backlog on a sequential basis.

3

Corporate expenses totaled $49.9 million in the second quarter of 2013 (including $2.3 million in restructuring costs) compared to $51.3 million last quarter (including $0.7 million in restructuring costs) and $38.9 million in the second quarter of 2012 (including $0.3 million in restructuring costs). The largest driver of the year-over-year increase in corporate expenses is spending on our strategic IT initiatives followed by higher incentive compensation expenses related to stronger-than-budgeted business performance.  Sequentially, the decline was driven by lower expenses in a number of areas, which offset increased spending on our strategic IT initiatives.

Cash and cash equivalents at June 30, 2013 were $446 million compared to $430 million at March 31, 2013 and $398 million at June 30, 2012.  Debt outstanding remained at $325 million.

Net Days Sales Outstanding (DSO) were 48 days at June 30, 2013 compared to 41 days at March 31, 2013 and 35 days at June 30, 2012.

Free cash flow (defined as operating cash flow less capital expenditures) for the second quarter of 2013 was $13 million, consisting of operating cash flow of $51 million less capital expenditures of $38 million.  Free cash flow year-to-date was negative $71 million, consisting of operating cash flow of negative $3 million less capital expenditures of $68 million.   In 2013, we continue to expect free cash flow to be at least $125 million, net of capital expenditures of approximately $160 million.  The free cash flow target for 2013 assumes net DSO at 40 days at December 31, 2013.

The Company’s investor conference call will be webcast on July 31 at 9:00 am ET.  Management’s commentary and presentation slides will be available through www.covance.com.

Covance, with headquarters in Princeton, New Jersey, is one of the world’s largest and most comprehensive drug development services companies with annual revenues greater than $2.2 billion, global operations in more than 30 countries, and more than 12,000 employees worldwide.  Information on Covance’s products and services, recent press releases, and SEC filings can be obtained through its website at www.covance.com.

Statements contained in this press release, which are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including the statements contained herein regarding anticipated trends in the Company’s business are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These risks and uncertainties include, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, levels of industry research and development spending, the Company’s ability to continue to attract and retain qualified personnel, the fixed price nature of contracts or the loss or delay of large studies, risks associated with acquisitions and investments, the Company’s ability to increase order volume, the pace of translation of orders into revenue in late-stage development services, testing mix and geographic mix of kit receipts in central laboratories,  fluctuations in currency exchange rates, the realization of savings from the Company’s announced restructuring actions, the cost and pace of completion of our information technology projects and the realization of benefits therefrom,  and other factors described in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Exhibits Follow

4

COVANCE INC.

CONSOLIDATED INCOME STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(Dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended June 30				Six Months Ended June 30
	2013		2012		2013		2012
Net revenues	$592,298		$542,782		$1,172,497		$1,073,623
Reimbursable out-of-pocket expenses	51,678		42,263		105,814		85,330
Total revenues	643,976		585,045		1,278,311		1,158,953

Costs and expenses:
Cost of revenue	419,115		408,198		830,459		784,658
Reimbursable out-of-pocket expenses	51,678		42,263		105,814		85,330
Selling, general and administrative	90,177		90,601		179,396		171,630
Depreciation and amortization	31,496		29,953		62,881		57,183
Goodwill impairment charge	—		17,959		—		17,959
Total costs and expenses	592,466	(a)	588,974	(c)	1,178,550	(b)	1,116,760	(c)

Income (loss) from operations	51,510	(a)	(3,929	)(c)	99,761	(b)	42,193	(c)

Other (income) expense, net:
Interest expense, net	1,004		940		1,875		1,433
Foreign exchange transaction loss, net	694		792		1,029		1,020
Gain on sale of investments	(707)		—		(16,400)		—
Impairment of equity investment	—		7,373		—		7,373
Loss on sale of business	—		169		—		169
Other (income) expense, net	991	(a)	9,274	(c)	(13,496	)(b)	9,995	(c)

Income (loss) before taxes and equity investee results	50,519	(a)	(13,203	)(c)	113,257	(b)	32,198	(c)

Tax expense (benefit)	9,525	(a)	(607	)(c)	24,097	(b)	9,200	(c)

Equity investee (loss) earnings	—		(81)		—		17

Net income (loss)	$40,994	(a)	$(12,677	)(c)	$89,160	(b)	$23,015	(c)

Basic earnings (loss) per share	$0.75	(a)	$(0.23	)(c)	$1.64	(b)	$0.41	(c)

Weighted average shares outstanding - basic	54,662,093		54,184,966		54,434,563		55,965,410

Diluted earnings (loss) per share	$0.72	(a)	$(0.23	)(c)	$1.58	(b)	$0.40	(c)

Weighted average shares outstanding - diluted	56,880,115		54,184,966		56,598,936		57,456,154

(a)   Three months ended June 30, 2013 includes, as applicable, $6,013 in charges associated with restructuring and other cost reduction actions ($3,942 net of tax), and $707 gain on sale of investment ($460 net of tax).

(b)   Six months ended June 30, 2013 includes, as applicable, $12,183 in charges associated with restructuring and other cost reduction actions ($8,289 net of tax), and $16,400 gain on sale of investments ($10,654 net of tax).

(c)   Three and six months ended June 30, 2012 includes, as applicable, $9,667 in restructuring costs ($6,530 net of tax), $20,781 in inventory impairment charges ($14,391 net of tax), $17,959 of goodwill impairment charges ($17,959 net of tax), $7,373 of impairment of equity investment ($7,373 net of tax) and $3,815 in losses at sites in wind-down ($2,746 net of tax).

Excluding the impact of charges associated with restructuring and other cost reduction actions, gain on sale of investments, impairment charges and losses at sites in wind-down, as applicable:

Income from operations	$57,523	$48,293	$111,944	$94,415

Taxes on income	$11,349	$9,989	$22,245	$19,796

Net income	$44,476	$36,322	$86,795	$72,014

Basic earnings per share	$0.81	$0.67	$1.59	$1.29

Diluted earnings per share	$0.78	$0.65	$1.53	$1.25

COVANCE INC.

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2013 and DECEMBER 31, 2012

(Dollars in thousands)

	June 30	December 31
	2013	2012
	(UNAUDITED)
ASSETS
Current Assets:
Cash & cash equivalents	$445,600	$492,824
Accounts receivable, net	396,653	339,558
Unbilled services	154,345	136,878
Inventory	47,947	49,270
Deferred income taxes	47,953	44,903
Income taxes receivable	261	3,642
Prepaid expenses and other current assets	219,481	167,629
Total Current Assets	1,312,240	1,234,704

Property and equipment, net	880,953	891,319
Goodwill	109,820	109,820
Other assets	38,261	52,499
Total Assets	$2,341,274	$2,288,342

LIABILITIES and STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$52,742	$34,430
Accrued payroll and benefits	119,889	144,681
Accrued expenses and other current liabilities	107,008	127,686
Unearned revenue	241,681	255,776
Short-term debt	325,000	320,000
Total Current Liabilities	846,320	882,573

Deferred income taxes	20,760	27,912
Other liabilities	74,167	70,665
Total Liabilities	941,247	981,150

Stockholders’ Equity:
Common stock	804	791
Paid-in capital	806,993	744,114
Retained earnings	1,689,786	1,600,626
Accumulated other comprehensive (loss) income	(3,579)	28,520
Treasury stock	(1,093,977)	(1,066,859)
Total Stockholders’ Equity	1,400,027	1,307,192
Total Liabilities and Stockholders’ Equity	$2,341,274	$2,288,342

COVANCE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(Dollars in thousands)

(UNAUDITED)

	Six Months Ended June 30
	2013	2012
Cash flows from operating activities:
Net income	$89,160	$23,015
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	62,881	57,183
Non-cash impairment charges	—	44,610
Non-cash compensation expense associated with employee benefit and stock compensation plans	19,311	19,422
Deferred income tax benefit	(5,712)	(15,507)
Gain on sale of investments	(16,400)	—
Loss on sale of business	—	169
Loss on disposal of property and equipment	375	432
Equity investee earnings	—	(17)
Changes in operating assets and liabilities, net of business sold:
Accounts receivable	(57,095)	(2,143)
Unbilled services	(17,467)	(20,704)
Inventory	1,323	8,948
Accounts payable	18,312	6,401
Accrued liabilities	(45,470)	(26,023)
Unearned revenue	(14,095)	36,442
Income taxes	6,736	(5,028)
Other assets and liabilities, net	(44,441)	(45,124)
Net cash (used in) provided by operating activities	(2,582)	82,076

Cash flows from investing activities:
Capital expenditures	(68,433)	(69,343)
Proceeds from sale of investments	17,781	—
Other, net	394	990
Net cash used in investing activities	(50,258)	(68,353)

Cash flows from financing activities:
Net borrowings under revolving credit facility	5,000	300,000
Stock issued under option plans	40,226	3,522
Purchase of treasury stock	(27,118)	(302,099)
Net cash provided by financing activities	18,108	1,423

Effect of exchange rate changes on cash	(12,492)	(6,421)

Net change in cash and cash equivalents	(47,224)	8,725

Cash and cash equivalents, beginning of period	492,824	389,103

Cash and cash equivalents, end of period	$445,600	$397,828

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q2 2013

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring and Other Cost Reduction Activities (1)	Other Items (2)	Pro Forma

Net revenues	$592,298			$592,298
Reimbursable out-of-pocket expenses	51,678			51,678
Total revenues	643,976	—	—	643,976

Costs and expenses:
Cost of revenue	419,115			419,115
Reimbursable out-of-pocket expenses	51,678			51,678
Selling, general and administrative	90,177	(5,428)		84,749
Depreciation and amortization	31,496	(585)		30,911
Total costs and expenses	592,466	(6,013)	—	586,453

Income from operations	51,510	6,013	—	57,523

Other (income) expense, net:
Interest expense, net	1,004			1,004
Foreign exchange transaction loss, net	694			694
Gain on sale of investment	(707)		707	—
Other (income) expense, net	991	—	707	1,698

Income before taxes	50,519	6,013	(707)	55,825

Taxes on income	9,525	2,071	(247)	11,349

Net income	$40,994	$3,942	$(460)	$44,476

Basic earnings per share	$0.75	$0.07	$(0.01)	$0.81

Weighted average shares outstanding - basic	54,662,093	54,662,093	54,662,093	54,662,093

Diluted earnings per share	$0.72	$0.07	$(0.01)	$0.78

Weighted average shares outstanding - diluted	56,880,115	56,880,115	56,880,115	56,880,115

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce overall cost structure.

(2) Represents gain on sale of investment.

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q2 2012

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Other Charges (2)	Operating Results at Sites in Wind- Down (3)	Inclusion of Common Stock Equivalents in Diluted EPS Computation (4)		Pro Forma

Net revenues	$542,782			$(4,289)			$538,493
Reimbursable out-of-pocket expenses	42,263						42,263
Total revenues	585,045	—	—	(4,289)	—		580,756

Costs and expenses:
Cost of revenue	408,198		(20,781)	(6,939)			380,478
Reimbursable out-of-pocket expenses	42,263						42,263
Selling, general and administrative	90,601	(8,458)		(222)			81,921
Depreciation and amortization	29,953	(1,209)		(943)			27,801
Goodwill impairment charge	17,959		(17,959)				—
Total costs and expenses	588,974	(9,667)	(38,740)	(8,104)	—		532,463

(Loss) income from operations	(3,929)	9,667	38,740	3,815	—		48,293

Other expense, net:
Interest expense, net	940						940
Foreign exchange transaction loss, net	792						792
Impairment of equity investment	7,373		(7,373)				—
Loss on sale of business	169				—		169
Other expense, net	9,274	—	(7,373)	—	—		1,901

(Loss) income before taxes and equity investee earnings	(13,203)	9,667	46,113	3,815	—		46,392

Tax (benefit) expense	(607)	3,137	6,390	1,069	—		9,989

Equity investee (loss) earnings	(81)						(81)

Net (loss) income	$(12,677)	$6,530	$39,723	$2,746	$—		$36,322

Basic (loss) earnings per share	$(0.23)	$0.12	$0.73	$0.05			$0.67

Weighted average shares outstanding - basic	54,184,966	54,184,966	54,184,966	54,184,966			54,184,966

Diluted (loss) earnings per share	$(0.23)	$0.12	$0.73	$0.05	$(0.02)		$0.65

Weighted average shares outstanding - diluted	54,184,966	54,184,966	54,184,966	54,184,966	1,500,115	(4)	55,685,081

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce cost structure.

(2) Consists of inventory impairment ($20,781), goodwill impairment ($17,959) and impairment of equity investment ($7,373).

(3) Represents results of operations at sites where wind-down activities have commenced.

(4) Reflects inclusion of impact of common stock equivalents in computation of diluted earnings per share as GAAP loss transitions to Pro Forma income.

COVANCE INC.

GAAP to Pro Forma Reconciliation

YTD Q2 2013

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring and Other Cost Reduction Activities (1)	Other Items (2)	Pro Forma

Net revenues	$1,172,497			$1,172,497
Reimbursable out-of-pocket expenses	105,814			105,814
Total revenues	1,278,311	—	—	1,278,311

Costs and expenses:
Cost of revenue	830,459			830,459
Reimbursable out-of-pocket expenses	105,814			105,814
Selling, general and administrative	179,396	(10,101)		169,295
Depreciation and amortization	62,881	(2,082)		60,799
Total costs and expenses	1,178,550	(12,183)	—	1,166,367

Income from operations	99,761	12,183	—	111,944

Other (income) expense, net:
Interest expense, net	1,875			1,875
Foreign exchange transaction loss, net	1,029			1,029
Gain on sale of investments	(16,400)		16,400	—
Other (income) expense, net	(13,496)	—	16,400	2,904

Income before taxes	113,257	12,183	(16,400)	109,040

Taxes on income	24,097	3,894	(5,746)	22,245

Net income	$89,160	$8,289	$(10,654)	$86,795

Basic earnings per share	$1.64	$0.15	$(0.20)	$1.59

Weighted average shares outstanding - basic	54,434,563	54,434,563	54,434,563	54,434,563

Diluted earnings per share	$1.58	$0.15	$(0.19)	$1.53

Weighted average shares outstanding - diluted	56,598,936	56,598,936	56,598,936	56,598,936

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce overall cost structure.

(2) Represents gain on sale of investments.

COVANCE INC.

GAAP to Pro Forma Reconciliation

YTD Q2 2012

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Other Charges (2)	Operating Results at Sites in Wind- Down (3)	Pro Forma

Net revenues	$1,073,623			$(4,289)	$1,069,334
Reimbursable out-of-pocket expenses	85,330				85,330
Total revenues	1,158,953	—	—	(4,289)	1,154,664

Costs and expenses:
Cost of revenue	784,658		(20,781)	(6,939)	756,938
Reimbursable out-of-pocket expenses	85,330				85,330
Selling, general and administrative	171,630	(8,458)		(222)	162,950
Depreciation and amortization	57,183	(1,209)		(943)	55,031
Goodwill impairment charge	17,959		(17,959)		—
Total costs and expenses	1,116,760	(9,667)	(38,740)	(8,104)	1,060,249

(Loss) income from operations	42,193	9,667	38,740	3,815	94,415

Other expense, net:
Interest expense, net	1,433				1,433
Foreign exchange transaction loss, net	1,020				1,020
Impairment of equity investment	7,373		(7,373)		—
Loss on sale of business	169				169
Other expense, net	9,995	—	(7,373)	—	2,622

Income before taxes and equity investee earnings	32,198	9,667	46,113	3,815	91,793

Tax (benefit) expense	9,200	3,137	6,390	1,069	19,796

Equity investee (loss) earnings	17				17

Net income	$23,015	$6,530	$39,723	$2,746	$72,014

Basic earnings per share	$0.41	$0.12	$0.71	$0.05	$1.29

Weighted average shares outstanding - basic	55,965,410	55,965,410	55,965,410	55,965,410	55,965,410

Diluted earnings per share	$0.40	$0.11	$0.69	$0.05	$1.25

Weighted average shares outstanding - diluted	57,456,154	57,456,154	57,456,154	57,456,154	57,456,154

(1) Represents costs incurred to better align capacity to preclinical market demand and reduce cost structure.

(2) Consists of inventory impairment ($20,781), goodwill impairment ($17,959) and impairment of equity investment ($7,373).

(3) Represents results of operations at sites where wind-down activities have commenced.